ACKNOWLEDGEMENT OF ASSUMPTION OF LIABILITIES

This ACKNOWLEDGEMENT OF ASSUMPTION OF LIABILITIES (this "Acknowledgement") dated as of October 9, 2003 is entered into by SPEEDEMISSIONS, INC. , a Florida corporation (f/k/a SKTF ENTERPRISES, INC. ) ("Speedemissions (FL)"); SPEEDEMISSIONS, INC. , a Georgia corporation ("Speedemissions (GA)"); and GCA STRATEGIC INVESTMENT FUND LTD. , a Bermuda corporation ("GCA").

W I T N E S S E T H :

WHEREAS , Speedemissions, LLC, a Georgia limited liability company, and Emissions Testing, Inc., a Georgia corporation (collectively, the "Merged Entities") merged into SE Testing, Inc., a Georgia corporation, pursuant to that certain Agreement and Plan of Merger of Speedemissions, LLC and Emissions Testing, Inc. with and into SE Testing, Inc., dated as of March 19, 2002; and

WHEREAS , the name of the surviving corporation, SE Testing, Inc., was changed to "Speedemissions, Inc."; and

WHEREAS , by operation of law, the surviving corporation, Speedemissions (GA), assumed all of the obligations and liabilities of the Merged Entities, which such assumption was further evidenced by that certain Acknowledgement of Assumption of Liabilities dated as of March 19, 2002; and

WHEREAS , the shareholders of Speedemissions (GA) acquired shares of Speedemissions (FL) in exchange for all of their shares of Speedemissions (GA) pursuant to that certain Acquisition Agreement dated as of June 13, 2003, such that Speedemissions (GA) is now a wholly-owned subsidiary of Speedemissions (FL); and

WHEREAS , GCA desires that Speedemissions (FL) expressly assume the debt and other obligations of Speedemissions (GA) owed to GCA as described below, and Speedemissions (GA) desires to assign and Speedemissions (FL) desires to assume such obligations,

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) IN HAND PAID, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Speedemissions (FL), Speedemissions (GA) and GCA hereby agree as follows:

1.        Acknowledgement and Assumption of Liabilities . Speedemissions (FL) hereby assumes and agrees to be bound by and perform all of the obligations and liabilities of Speedemissions (GA) owed to GCA, including, without limitation, the following (collectively, the "Obligations"):

(1)  that certain Securities Purchase Agreement dated as of April 24, 2001 by and between GCA Strategic Investment Fund Ltd. ("GCA") and Emissions Testing, Inc. (a predecessor-in-interest of Speedemissions (GA));

(2)  that certain 7% Convertible Debenture of Emissions Testing, Inc. in the original principal amount of $250,000 dated as of April 24, 2001 given for the benefit of GCA;

(3)  that certain Security Agreement dated as of April 24, 2001 by and between GCA and Emissions Testing, Inc.;

(4)  that certain Promissory Note in the original principal amount of $300,000 dated as of August 3, 2001 given by Emissions Testing, Inc. for the benefit of GCA;

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(5)  that certain Deed to Secure Debt and Security Agreement dated as of August 2, 2001, by and between GCA and Emissions Testing, Inc.;

(6)  that certain Promissory Note in the original principal amount of $225,000 dated as of October 12, 2001 given by Emissions Testing, Inc. for the benefit of GCA;

(7)  that certain Amendment No. 1 to Deed to Secure Debt and Security Agreement dated as of October 12, 2001, by and between GCA and Emissions Testing, Inc.;

(8)  that certain Securities Purchase Agreement, dated as of May 2, 2002 between Speedemissions (GA) and GCA;

(9)   that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $300,000 dated as of May 2, 2002;

(10)          that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $150,000 dated as of July 16, 2002;

(11)          that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $150,000 dated as of September 30, 2002;

(12)         that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $150,000 dated as of December 20, 2002;

(13)         that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $150,000 dated as of March 31, 2003;

(14)         that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $100,000 dated as of June 11, 2003;

(15)         that certain 7% Convertible Debenture of Speedemissions (GA) in the original principal amount of $150,000 dated as of August 6, 2003; and

(16)         that certain Security Agreement dated as of June 11, 2003 by and between GCA and Speedemissions (GA).

2.         Miscellaneous .

(a)  This Acknowledgment shall be binding upon and inure to the benefit of GCA, Speedemissions (FL) and Speedemissions (GA) and their respective successors and assigns.

(b)  This Acknowledgement shall not be amended or modified except by a written instrument executed by the parties.

(c)  To the extent the Obligations are convertible pursuant to their terms into capital stock of Speedemissions (GA) or one of the Merged Entities, Speedemissions (FL) acknowledges and agrees that such Obligations shall be convertible into shares of Speedemissions (FL) common stock on the same terms and conditions, and the documents evidencing the Obligations shall be read and interpreted accordingly.

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(d)  Speedemissions (FL) will execute and deliver such further instruments and take such further actions as GCA shall reasonably deem necessary or convenient to further evidence the assumption of the liabilities of Speedemissions (GA).

(e)  GCA represents and warrants that Speedemissions (GA) is not in default of any of the Obligations and no events have occurred which, with notice, the passage of time or both, would constitute a default of any of Speedemissions (GA)’s Obligations.

(f)  This Acknowledgement shall be construed and governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties have duly caused the execution of this Acknowledgement as of the day and year first written above.

SPEEDEMISSIONS, INC., a Florida corporation

By:	/s/ Richard Parlontieri

Its:	President/CEO

SPEEDEMISSIONS, INC., a Georgia corporation

By:	/s/ Richard Parlontieri

Its:	President/CEO

GCA STRATEGIC INVESTMENT FUND LTD.

By:	/s/ Brad A. Thompson ______________

Its:	Managing Director __________________

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